FOR IMMEDIATE RELEASE

Ann Parker, Director	Mike Smargiassi
Investor Relations	Brainerd Communicators
(T) 605-988-1000	(T) 212-986-6667
ann.parker@lodgenet.com	smarg@braincomm.com

LODGENET REPORTS RECORD RESULTS FOR FIRST QUARTER 2003

- Revenue up 8.4% to a Record $59.6 Million -
- Revenue Per Room up 2.1% During Quarter -
- Digital Systems Deployed in Nearly 300,000 Rooms -
- Over 962,000 Rooms Served Worldwide -

     SIOUX FALLS, SD, April 23, 2003 — LodgeNet Entertainment Corporation (Nasdaq:LNET) today reported its 38th consecutive increase in comparative quarterly revenue and Operating EBITDA1. Revenue in the first quarter of 2003 increased 8.4 percent to $59.6 million in comparison to the first quarter of 2002, while Operating EBITDA1 increased to $20.0 million from $19.8 million a year earlier. Operating income was slightly positive this year versus $1.4 million a year earlier. Net loss in the first quarter of 2003 was $8.4 million compared to $6.7 million for the first quarter of 2002.

     The following financial highlights are in thousands of dollars, except per-share data and average shares outstanding:

	Three Months Ended March 31,

	2003	2002

Total revenue	$59,646	$55,009
Operating EBITDA[1]	20,012	19,801
Depreciation and amortization	19,977	18,393
Operating income	35	1,408
Net loss	(8,419)	(6,665)
Net loss per common share	$(0.68)	$(0.54)
Average shares outstanding	12,431,149	12,300,969

     1 See Operating EBITDA reconciliation.

-more-

LodgeNet Q1 2003 Earnings 2-2-2-2

     “Driven by the strong performance of our digital rooms, we continue to grow revenue and cash flow,” said Scott C. Petersen, President and Chief Executive Officer. “During the quarter, per room revenue increased over 2 percent despite a 140 basis point reduction in occupancy levels over the first quarter of 2002. This increase was led by a strong guest response for the additional content choices on our digital system. With an 8.4% increase in total revenue in the quarter, we have once again proven our ability to perform during a challenging economic environment.”

     “With a solid top line performance and a clear focus on reducing operating expenditures, controlling capital spending and managing working capital, we were cash flow neutral in the quarter,” said Gary H. Ritondaro, Senior Vice President and Chief Financial Officer. “Selling, general and administrative expenses as a percentage of revenue decreased to 9.1 percent from 10.5 percent in the first quarter of 2002 while guest pay operating expenses per room increased a modest one percent, $2.88 per room compared to $2.85 per room in the first quarter of 2002, on an increase of more than 61,000 rooms served over the comparable quarter.”

     “The foundation of our opportunity continues to be our business model, based on predictable cash flows from long-term contracts,” continued Petersen. “As we expand our industry-leading footprint, we are seeing strong demand from guests and hotels for our digital system, which is now installed in 300,000 rooms or 33.0% of our guest pay room base. With operating costs in check and the flexibility to moderate growth capital we remain committed to achieving our financial goal of reaching net free cash flow after all growth expenditures beginning in the second half of this year. Once we reach net free cash flow, it is our intent to continue to grow our company without reliance on additional debt financing and be in a position to pay down debt in 2004.”

RESULTS FROM OPERATIONS
THREE MONTHS ENDED MARCH 31, 2003 VERSUS
THREE MONTHS ENDED MARCH 31, 2002

     Total revenue for the first quarter of 2003 was $59.6 million, an increase of $4.6 million, or 8.4%, compared to first quarter 2002. Revenue from Guest Pay interactive services increased $5.2 million, or 9.9%, resulting from a 7.7% increase in average rooms in operation, with an additional 154,000 digital rooms deployed compared to first quarter 2002. Revenue per room increased from $21.45 per month in the first quarter of 2002 to $21.89 per month in the first quarter of 2003. Per room revenue from movies increased from $17.04 per month in the first quarter of 2002 to $17.12 in the current year quarter despite a 140 basis point decrease in occupancy levels. Guest Pay revenue per room from other sources increased 8.2%, from $4.41 per month in the first quarter of 2002 to $4.77 in the current year quarter, due to expanding revenue from TV Internet, TV On-Demand, digital music, cable television programming services, and other interactive TV services available with the digital system.

     Gross profit increased to $33.1 million in the first quarter of 2003 compared to $32.6 million in the first quarter of 2002. The overall gross profit margin decreased to 55.4% in the current quarter compared to 59.2% in the prior year quarter. The decrease was attributable to increased Internet connectivity costs, programming costs and hotel commissions.

     Guest Pay operations expenses increased 9.0%, or $630,000, in the first quarter of 2003, compared to the year earlier quarter. The increase is primarily due to the 7.7% increase in average rooms in operation. As a percentage of revenue, Guest Pay operations expenses were 12.8% in the first quarter of 2003 compared to 12.7% in the year earlier period. Per average installed room, Guest Pay operations expenses were $2.88 per month in the first quarter of 2003 compared to $2.85 per month in the prior year quarter.

     Selling, general and administrative expenses decreased $345,000, or 6.0%, in the first quarter of 2003 compared to the prior year quarter. This decrease was due to reductions in the levels of bad debt and professional fees incurred in the prior year quarter related to InnMedia, partially offset by increases in payroll-related expenses.

     Depreciation and amortization expenses increased 8.6% to $20.0 million in the current year quarter versus $18.4 million in the first quarter of 2002. The increase was driven by the 7.7% increase in average rooms in operation and the amortization of the new media business acquired in August 2002. At the end of first quarter 2003, the interactive digital system had been installed in more than 297,000 rooms, an increase of 154,000 rooms over the prior year quarter.

     As a result of factors previously described, the Company generated Operating income of $35,000 in the first quarter of 2003 compared to Operating income of $1.4 million in the year earlier quarter. The Company’s net loss increased to $8.4 million from $6.7 million in the year earlier quarter.

LodgeNet Q1 2003 Earnings 3-3-3-3

Operating EBITDA Reconciliation

     Operating EBITDA (defined by the Company as Operating Income plus Depreciation and Amortization) increased to $20.0 million in the first quarter of 2003, from $19.8 million in the first quarter of 2002. As a percentage of total revenue, Operating EBITDA was 33.6% in the current quarter as compared to 36.0% in the same quarter of 2002.

     Operating EBITDA is not intended to represent an alternative to Operating income or cash flows from operating, financing or investing activities (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of performance, and is not representative of funds available for discretionary use due to the Company’s financing obligations. Operating EBITDA, as defined by the Company, may not be calculated consistently among other companies applying similar reporting measures. Operating EBITDA is included herein because it is a widely accepted financial indicator used by certain investors and financial analysts to assess and compare companies on the basis of operating performance and is an integral part of the Company’s debt covenant calculations. In addition to the GAAP data presented, management believes that Operating EBITDA provides a stable and consistent comparison of operating performance exclusive of historical costs of capital such as depreciation and amortization. Additionally, management also believes that Operating EBITDA provides an important perspective on the Company’s ability to service its long-term obligations, the Company’s ability to fund continuing growth, and the Company’s ability to continue as a going concern.

     Reconciliation of Operating EBITDA to GAAP financial measure (Dollar amounts in thousands):

	Three Months Ended March 31,

	2003	2002

Operating income	$35	$1,408
Add back:
Depreciation and amortization	19,977	18,393

Operating EBITDA	$20,012	$19,801

2003 Outlook

     With regard to financial results for the second quarter of 2003, LodgeNet expects to report revenue of between $62.0 million and $65.0 million, resulting in $21.0 to $22.5 million in Operating EBITDA and $1.1 to $2.6 million in Operating income. This outlook is based on the assumption of occupancy rates ranging from a 150 basis point reduction to flat as compared to the second quarter of 2002. Loss per share estimates are $(0.60) to $(0.48) for the second quarter of 2003. With respect to the calendar year 2003, LodgeNet expects to report revenue in a range from $254.0 million to $260.0 million, $86.0 million to $89.0 million in Operating EBITDA, and Operating income from $6.7 million to $9.7 million. Loss per share estimates are $(2.20) to $(1.96) for the full year 2003. This outlook is based on the assumption of occupancy rates ranging from plus or minus 100 basis points as compared to the full calendar year of 2002.

     Reconciliation of operating EBITDA to GAAP financial measure (Dollar amounts in thousands):

	Second Quarter 2003 Outlook		Full Year 2003 Outlook

Operating income	$1,100	$2,600	$6,700	$9,700
Add back:
Depreciation and amortization	19,900	19,900	79,300	79,300

Operating EBITDA	$21,000	$22,500	$86,000	$89,000

     The Company will hold a conference call on Wednesday, April 23, 2003 at 4:00 pm CST. The call is being webcast live over the Internet via ECI at http://www.calleci.com/ecidev/new_ECIsite/conference/pub_cs.jsp. The webcast will be archived at that site for one month and can be accessed via LodgeNet’s company website at www.lodgenet.com. Additionally, the Company has posted slides at its website under the investor relations, company presentation section, which will be referenced during the conference call.

LodgeNet Q1 2003 Earnings 4-4-4-4

About LodgeNet

     LodgeNet Entertainment Corporation (www.lodgenet.com) is the leading provider in the delivery of broadband, interactive services to the lodging industry, serving more hotels and guest rooms than any other provider in the world. These services include on-demand digital movies, digital music and music videos, Nintendo® video games, high-speed Internet access and other interactive television services designed to serve the needs of the lodging industry and the traveling public. As the largest company in the industry, LodgeNet provides service to 960,000 rooms (including more than 900,000 interactive guest pay rooms) in more than 5,700 hotel properties worldwide. More than 260 million travelers have access to LodgeNet systems on an annual basis. LodgeNet is listed on NASDAQ and trades under the symbol LNET.

     This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and are subject to risks, uncertainties, and other factors that could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed in the foregoing sections, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, competition, programming availability and quality, technological developments, developmental difficulties and delays, relationships with clients and property owners, the availability of capital to finance growth, the impact of government regulations, and other factors detailed, from time to time, in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

(See attached financial and operational tables)

LodgeNet Q1 2003 Earnings 5-5-5-5

LodgeNet Entertainment Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollar amounts in thousands, except share data)

	March 31,	December 31,
	2003	2002

Assets
Current assets:
Cash and cash equivalents	$1,188	$1,107
Accounts receivable, net	29,440	28,373
Prepaid expenses and other	4,868	3,772

Total current assets	35,496	33,252
Property and equipment, net	242,076	243,656
Debt issuance costs, net	6,930	7,443
Intangible assets, net	11,250	12,042
Other assets	1,588	1,691

	$297,340	$298,084

Liabilities and Stockholders’ Equity (Deficiency)
Current liabilities:
Accounts payable	$17,700	$12,812
Current maturities of long-term debt	8,527	9,320
Accrued expenses	15,165	12,977
Deferred revenue	3,358	3,371

Total current liabilities	44,750	38,480
Long-term debt	344,936	344,470
Other long-term liability	4,995	4,995
Derivative instruments	11,300	11,443

Total liabilities	405,981	399,388

Commitments and contingencies
Stockholders’ equity (deficiency):
Common stock, $.01 par value, 50,000,000 shares authorized;
12,431,149 shares outstanding at March 31, 2003 and December 31, 2002	124	124
Additional paid-in capital	153,437	153,363
Accumulated deficit	(249,934)	(241,515)
Accumulated other comprehensive loss	(12,268)	(13,276)

Total stockholders’ equity (deficiency)	(108,641)	(101,304)

	$297,340	$298,084

LodgeNet Q1 2003 Earnings 6-6-6-6

LodgeNet Entertainment Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(Dollar amounts in thousands, except share data)

	Three Months Ended March 31,

	2003	2002

Revenues:
Guest Pay	$57,867	$52,637
Other	1,779	2,372

Total revenues	59,646	55,009

Direct costs:
Guest Pay	25,744	21,174
Other	852	1,281

Total direct costs (exclusive of other operating expenses shown separately below)	26,596	22,455

Gross profit (exclusive of other operating expenses shown separately below)	33,050	32,554

Operating expenses:
Guest Pay operations	7,623	6,993
Selling, general and administrative	5,415	5,760
Depreciation and amortization	19,977	18,393

Total operating expenses	33,015	31,146

Operating income	35	1,408
Investment gains	—	280
Interest expense	(8,389)	(8,126)
Other income (expense), net	64	(103)

Loss before income taxes	(8,290)	(6,541)
Provision for income taxes	(129)	(124)

Net loss	$(8,419)	$(6,665)

Net loss per common share (basic and diluted)	$(0.68)	$(0.54)

Weighted average shares outstanding (basic and diluted)	12,431,149	12,300,969

LodgeNet Q1 2003 Earnings 7-7-7-7

LodgeNet Entertainment Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(Dollar amounts in thousands)

	Three Months Ended March 31,

	2003	2002

Operating activities:
Net loss	$(8,419)	$(6,665)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,977	18,393
Investment gains	—	(280)
Change in operating assets and liabilities:
Accounts receivable	(975)	(5,069)
Prepaid expenses	(83)	(237)
Accounts payable	4,863	1,455
Accrued expenses and deferred revenue	2,115	3,538
Other	91	84

Net cash provided by operating activities	17,569	11,219

Investing activities:
Property and equipment additions	(16,180)	(18,817)
Note receivable advances	(1,000)	—
Proceeds from affiliates, net	—	763

Net cash used for investing activities	(17,180)	(18,054)

Financing activities:
Borrowings under revolving credit facility	1,000	7,000
Repayments of revolving credit facility	—	(550)
Repayment of long-term debt	(1,176)	(385)
Repayment of capital lease obligations	(234)	(122)
Exercise of stock options	—	423

Net cash (used for) provided by financing activities	(410)	6,366

Effect of exchange rates on cash	102	—

Increase (decrease) in cash and cash equivalents	81	(469)
Cash and cash equivalents at beginning of period	1,107	1,528

Cash and cash equivalents at end of period	$1,188	$1,059

Supplemental cash flow information:
Cash paid for interest	$4,903	$4,793

LodgeNet Q1 2003 Earnings 8-8-8-8

LodgeNet Entertainment Corporation and Subsidiaries
Five Quarter Summary

	1st Qtr '03	4th Qtr '02	3rd Qtr '02	2nd Qtr '02	1st Qtr '02

Room Base Statistics
Total Rooms Served[1]	962,852	952,673	939,062	929,696	908,487
Total Guest Pay Interactive Rooms [2]	889,776	876,348	863,777	847,380	828,650
Total Digital Rooms [3]	297,592	265,097	226,475	184,554	143,177
Percent of Total GP Interactive Rooms	33.4%	30.3%	26.2%	21.8%	17.3%
Guest Pay Per Room Statistics (per month)
Movie Revenue	$17.12	$16.84	$18.98	$18.20	$17.04
Other Interactive Service Revenue	4.77	4.65	4.99	4.22	4.41

Total Guest Pay Revenue Per Room	$21.89	$21.49	$23.97	$22.42	$21.45
Guest Pay Operations Expense	$2.88	$3.08	$3.01	$2.98	$2.85
Summary Operating Results
(Dollar amounts in thousands)
Total Revenue	$59,646	$57,621	$63,660	$58,701	$55,009
Gross Profit (exclusive of other operating expenses)	$33,050	$32,030	$35,879	$33,745	$32,554
Operating EBITDA[4]	$20,012	$18,325	$22,450	$21,317	$19,801
Depreciation and Amortization	$19,977	$19,385	$19,241	$18,899	$18,393
Operating Income (Loss)	$35	$(1,060)	$3,209	$2,418	$1,408
Net Loss	$(8,419)	$(11,248)	$(5,512)	$(5,701)	$(6,665)
Cash Provided by Operating Activities	$17,569	$4,400	$20,797	$7,353	$11,219
Property and Equipment Additions	$16,180	$15,141	$19,709	$18,448	$18,817
Gross Profit Margin	55.4%	55.6%	56.4%	57.5%	59.2%
SG&A as Percent of Total Revenue	9.1%	9.8%	9.0%	8.4%	10.5%
Operating EBITDA as Percent of Total Revenue	33.6%	31.8%	35.3%	36.3%	36.0%
Operating Income (Loss) Margin	0.1%	(1.8)%	5.0%	4.1%	2.6%
Reconciliation of Operating EBITDA to GAAP Financial Measure
(Dollar amounts in thousands)	$35	$(1,060)	$3,209	$2,418	$1,408
Operating Income (Loss)	$35	$(1,060)	$3,209	$2,418	$1,408
Add Back:
Depreciation and Amortization	19,977	19,385	19,241	18,899	18,393

Operating EBITDA	$20,012	$18,325	$22,450	$21,317	$19,801

LodgeNet Q1 2003 Earnings 9-9-9-9

[1] Total rooms served represents rooms receiving one or more of the Company’s services including rooms served by international licensees.

[2] Guest Pay interactive rooms receive one or more Guest Pay Services such as movies, video games, music or other interactive services. This number represents domestic Guest Pay Interactive Rooms.

[3] Digital interactive rooms provide content stored on a digital file server as a component of LodgeNet’s interactive digital system.

[4] Operating EBITDA is defined by the Company as Operating Income plus Depreciation and amortization.